EXHIBIT 10.25

SYPRIS SOLUTIONS, INC.

AMENDMENT TO STOCK OPTION AGREEMENTS

TO ACCELERATE VESTING PERIODS

FOR CERTAIN “UNDERWATER” OPTIONS

THIS AMENDMENT (“Amendment”) to your Stock Option Agreements is made by and between Sypris Solutions, Inc. a Delaware corporation located at 101 Bullitt Lane, Suite 450, Louisville, KY (“Company”) and the undersigned Optionee, effective as of March 11, 2005.

1.	For Unvested Options with Option Prices above [$__.__] (the “Accelerated Options”), the Vesting Periods are hereby amended to allow each such Accelerated Option to be exercised at any time after March 11, 2005, until its expiration under the terms of the Plans and your Agreements.

2.	“Option Price” means the price to be paid for Common Stock upon the exercise of an Unvested Option, as set forth in the Plans and your Agreements.

3.	“Plans” means the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees and/or the 2004 Sypris Equity Plan, as applicable.

4.	“Stock Option Agreements” or the “Agreements” includes each of your Stock Option Agreements for Options Granted Pursuant to 1994 Stock Option Plan for Key Employees and/or each of your Non-Qualified Stock Option Award Agreements under the 2004 Sypris Equity Plan.

5.	“Unvested Options” means only those unvested stock option grants made to you under the Plans which have not been exercised, forfeited or terminated as of March 11, 2005; provided, however, that the term “Unvested Options” shall not include any grants of Performance-Based Options which have not yet achieved their Target Share Prices.

6.	“You” or “your” means the undersigned Optionee.

7.	All other capitalized terms herein shall have the meanings given to them in the Plans and the Agreements, whether capitalized in the Plans and the Agreements or not.

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate to be effective as of the date first above written.

SYPRIS SOLUTIONS, INC.		OPTIONEE

By
Jeffrey T. Gill President & CEO
(Printed Name)